Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-74616 of Sierra Bancorp on Form S-8 of our report, dated January 23, 2004, appearing in this Annual Report on Form 10-K of Sierra Bancorp for the year ended December 31, 2005.

/s/ Perry-Smith LLP

Sacramento, California

March 8, 2006